Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 8, 2007, with respect to the consolidated financial statements of Keystone Automotive Industries, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of LKQ Corporation for the registration of 12,981,834 shares of its common stock.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 30, 2009